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EXHIBIT 32.02

                    CERTIFICATION BY CHIEF FINANCIAL OFFICER

         I, Theresa D. Becks, the Chief Financial Officer of Campbell & Company, Inc. as general partner, of Campbell Strategic Allocation Fund, L.P., certify that (i) the Form 10Q for the quarter ended September 30, 2003 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

                                        CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                                        By: Campbell & Company, Inc., general
                                            partner

                                        By: /s/ Theresa D. Becks
                                            ------------------------------------
                                            Theresa D. Becks
                                            Chief Financial Officer
                                            November 13, 2003

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